Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2014 FIRST QUARTER FINANCIAL RESULTS

Net Sales - $18.7 million; Diluted Loss per Share - $0.03

San Diego, CA – August 8, 2013 – Mad Catz Interactive, Inc. (“Mad Catz” or “the Company”) (NYSE MKT/TSX: MCZ), today announced financial results for the fiscal 2014 first quarter ended June 30, 2013.

Key Fiscal 2014 First Quarter Highlights:

•	Net sales in the quarter declined 14% to $18.7 million, as a 37% decrease in sales to North America was partially offset by increases in sales of 3% in Europe and 24% in APAC;

•	Gross margin remained stable at 28.7% versus the first quarter last year;

•	Total operating expenses declined 6% year-over-year to $7.5 million, driven primarily by lower acquisition-related items;

•	Diluted loss per share of $0.03 remained flat versus the prior year;

•	Net position of bank loan, less cash, was $8.4 million at June 30, 2013 compared to $6.1 million at March 31, 2013 and $11.9 million at June 30, 2012;

•	Shipped the TRITTON™ Kunai™ Universal Headset for consoles, PC, Mac and smart devices;

•	Shipped the TRITTON F.R.E.Q.7 surround sound gaming headset, Mad Catz M.O.U.S.9 wireless mouse and R.A.T.M gaming mouse for PC, Mac and smart devices;

•	Announced the Mad Catz M.O.J.O. Android™ Micro Console as part of the Company’s GameSmart initiative;

•	Announced the Mad Catz C.T.R.L.R Wireless GamePad for mobile and smart devices;

•	Announced the TRITTON Kunai Stereo Gaming Headset, the TRITTON Pro+ True 5.1 Surround Sound Headset for PC and Mac as well as the TRITTON F.R.E.Q.4D Gaming Headset for PC, Mac and smart devices;

•	Announced the Mad Catz Killer Instinct™ Arcade FightStick™ Tournament Edition 2 and the Mad Catz Arcade FightStick Tournament Edition 2 for Xbox One™; and

•	Announced the appointment of Karen McGinnis as Chief Financial Officer.

Summary of Financials

(in US$ thousands, except margins and per-share data)

	Three Months
	Ended June 30,
	2013	2012	Change
Net sales	$18,684	$21,822	-14%
Gross profit	5,365	6,275	-15%
Total operating expenses	7,483	7,967	-6%

Operating loss	(2,118)	(1,692)	25%

Net loss	(2,065)	(1,717)	20%

Net loss per share, basic and diluted	($0.03)	($0.03)	—

Gross margin	28.7%	28.8%	-0.1%
EBITDA (loss) (1)	($1,402)	($402)	249%
Adjusted EBITDA (loss) (1)	($1,385)	($592)	134%

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 8.

Commenting on the results, Darren Richardson, President and Chief Executive Officer of Mad Catz, said, “We entered fiscal 2014 with several key objectives, including furthering the transition of our business toward higher-value products, positioning the Company to take full advantage of the shift towards mobile gaming, and strategically leveraging our resources to best benefit from the launch of the Xbox One and PlayStation 4 gaming consoles during the upcoming holiday season.

“As expected, we saw a decline in our console-related product sales during the first quarter due to the consumer anticipation around the upcoming console transition. However, this decline was partially offset by continuing strong sales growth in our PC and Mac products. We continued to grow our presence and market share across emerging markets, and were especially pleased with the on-going growth in Europe where we grew market share in the face of considerable headwinds.”

Mr. Richardson concluded, “The video gaming industry is clearly at an important inflection point, our entire range of products – across the Mad Catz, Tritton and Saitek brands – are positioned to take advantage of this shift and to provide a platform for long-term growth. We are particularly excited about the potential for our mobile product ecosystem around GameSmart as well as our upcoming offering of unique products for both the Xbox One and PlayStation 4 consoles. We believe these products will make a positive contribution to sales as our fiscal year unfolds.”

Karen McGinnis, Chief Financial Officer of Mad Catz, added, “While console-related sales were down significantly as consumers prepare for the upcoming launch of the next generation gaming consoles, gross sales of products for the PC and Mac were up over 26% driven principally by our professional gaming mice and keyboards. And, despite a year-over-year decline in gross sales of audio devices, we saw strength at the lower price points of our audio product range driven by the Kunai line of headsets. We successfully held the line on gross margin at 28.7% for the quarter and saw a 6% decrease in total operating expenses, keeping our net loss per share flat year-over-year at $0.03.”

Summary of Key Sales Metrics

	Three Months
	Ended June 30,
(in US$ thousands)	2013	2012	Change
Net Sales by Geography
Europe	$10,115	$9,796	3%
North America	6,600	10,439	-37%
APAC	1,969	1,587	24%

Total	$18,684	$21,822	-14%

Sales by Platform as a % of Gross Sales
PC & Mac	47%	34%
Universal	26%	28%
Xbox 360	17%	28%
Playstation 3	9%	7%
Other	1%	3%

Total	100%	100%

Sales by Category as a % of Gross Sales
Audio	44%	44%
Mice and Keyboards	30%	21%
Specialty Controllers	17%	16%
Accessories	6%	8%
Controllers	2%	9%
Games and Other	1%	2%

Total	100%	100%

Sales by Brand as a % of Gross Sales
Mad Catz	47%	46%
Tritton	39%	41%
Saitek	11%	10%
Other	3%	3%

Total	100%	100%

The Company will host a conference call and simultaneous webcast on August 8, 2013, at 5:00 p.m. ET, which can be accessed by dialing (212) 271-4651. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investors”) or for 7 days via telephone at (800) 633-8284 (reservation #21668502) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a leading global provider of innovative interactive entertainment and leisure products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz also develops flight simulation software through its internal ThunderHawk Studios™; publishes games under its Mad Catz brand; and, distributes games and videogame products for third parties. Mad Catz distributes its products through most leading retailers offering interactive entertainment and leisure products and maintains offices in North America, Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be required by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:

Karen McGinnis, CFO

Mad Catz Interactive, Inc.

(619) 683-9830

Joseph Jaffoni, Norberto Aja, James Leahy

JCIR

(212) 835-8500 or mcz@jcir.com

- TABLES FOLLOW -

Consolidated Statements of Operations

(unaudited, in US$ thousands, except share and per share data)

	Three Months
	Ended June 30,
	2013	2012
Net sales	$18,684	$21,822
Cost of sales	13,319	15,547

Gross profit	5,365	6,275

Operating expenses
Sales and marketing	2,906	3,239
General and administrative	3,233	2,956
Research and development	1,011	1,021
Acquisition related items	99	518
Amortization of intangibles	234	233

Total operating expenses	7,483	7,967

Operating loss	(2,118)	(1,692)
Other (expense) income:
Interest expense, net	(118)	(269)
Foreign currency exchange (loss) gain, net	(24)	256
Change in fair value of warrant liability	(17)	190
Other income	71	65

Total other (expense) income	(88)	242

Loss before income taxes	(2,206)	(1,450)
Income tax benefit (expense)	141	(267)

Net loss	($2,065)	($1,717)

Net loss per share:

Basic and diluted	($0.03)	($0.03)

Weighted average common shares outstanding:

Basic and diluted	63,477,399	63,462,399

Consolidated Balance Sheets

(unaudited, in US$ thousands)

	June 30,	March 31,
	2013	2013
ASSETS
Current assets:
Cash	$2,398	$2,773
Accounts receivable, net	8,979	13,884
Other receivables	2,036	1,374
Inventories	25,301	23,795
Deferred tax assets	247	257
Income tax receivable	467	344
Prepaid expenses and other current assets	2,740	2,711

Total current assets	42,168	45,138
Deferred tax assets	365	370
Other assets	353	359
Property and equipment, net	2,866	2,977
Intangible assets, net	3,448	3,679

Total assets	$49,200	$52,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank loan	$10,757	$8,888
Accounts payable	15,372	15,573
Accrued liabilities	5,359	6,652
Contingent consideration	1,241	1,650
Income taxes payable	—	258

Total current liabilities	32,729	33,021
Contingent consideration	1,072	2,214
Warrant liabilitiy	166	149
Deferred tax liabilities	152	152
Other long-term liabilities	81	109

Total liabilities	$34,200	$35,645

Shareholders equity
Common stock	60,255	60,102
Accumulated other comprehensive loss	(3,667)	(3,701)
Accumulated deficit	(41,588)	(39,523)

Total shareholders’ equity	15,000	16,878

Total liabilities and shareholders’ equity	$49,200	$52,523

Consolidated Statements of Cash Flows

(unaudited, in US$ thousands)

	Three Months
	Ended June 30,
	2013	2012
Operating activities:
Net loss	($2,065)	($1,717)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	686	779
Amortization of deferred financing fees	8	37
Provision for deferred income taxes	16	(1)
Stock-based compensation	153	147
Contingent consideration, net of payments	(764)	194
Change in fair value of warrant liability	17	(190)
Changes in operating assets and liabilities:
Accounts receivable	4,915	3,078
Other receivables	(661)	(421)
Inventories	(1,503)	4,066
Prepaid expenses and other current assets	(29)	(93)
Other assets	(31)	(31)
Accounts payable	(379)	(745)
Accrued liabilities	(1,292)	(1,118)
Income taxes receivable/payable	(380)	(705)

Net cash (used in) provided by operating activities	(1,309)	3,280

Investing activities:
Purchases of property and equipment	(160)	(257)

Net cash used in investing activities	(160)	(257)

Financing activities:
Payment of contingent consideration	(787)	(518)
Repayments on bank loan	(17,022)	(20,331)
Borrowings on bank loan	18,891	17,352

Net cash provided by (used in) financing activities	1,082	(3,497)

Effects of foreign currency exchange rate changes on cash	12	(186)

Net decrease in cash	(375)	(660)
Cash, beginning of period	2,773	2,474

Cash, end of period	$2,398	$1,814

Supplementary Data

EBITDA and Adjusted EBITDA Reconciliation (non-GAAP)

(unaudited, in US$ thousands)

	Three Months
	Ended June 30,
	2013	2012
Net loss	($2,065)	($1,717)
Adjustments:
Interest expense	118	269
Income tax (benefit) expense	(141)	267
Depreciation and amortization	686	779

EBITDA (loss)	($1,402)	($402)
Change in fair value of warrant liabilitiy	17	(190)

Adjusted EBITDA (loss)	($1,385)	($592)

EBITDA, a non-GAAP financial measure, represents net loss before interest, taxes, depreciation and amortization. To address the Warrants issued in the first quarter of fiscal 2012 and the resulting gain/loss on the change in the related warrant liability, we have excluded this non-operating, non-cash charge and defined the result as “Adjusted EBITDA”. We believe this to be a more meaningful measurement of performance than the previously calculated EBITDA. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating income or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the operating performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition Adjusted EBITDA is an important measure for our lender.

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